EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company and GrowCo, Inc.

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GrowCo Purchases Second Cannabis Greenhouse

GrowCo Begins Negotiations with Licensed Growers in Other States

DENVER, Colorado – June 4, 2015 – GrowCo, Inc., (“GrowCo”) a majority owned subsidiary of Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) announced today that GrowCo has purchased their second state-of-the-art greenhouse.  Construction will begin early this fall.  When the second greenhouse is completed, GrowCo will have 180,000 square feet of grow space to lease.  A total of 360,000 square feet for lease is to be completed in Colorado by the end of 2016.

GrowCo greenhouses provide licensed growers with an environmentally friendly computer controlled natural growing system.  When compared to converted warehouses, initial trials indicate growers will have the ability to grow up to 200% more product per square foot at half the cost.

GrowCo expects to provide its greenhouses to licensed growers in other states.  John McKowen, CEO of GrowCo, stated, “GrowCo greenhouses are being recognized as the preferred method for growing cannabis by potential licensed growers in other states.  Through our recently created, funded and staffed business development division, we are able to provide potential licensees with a state-of-the-art turnkey cannabis growing and processing solution.”

Representatives from GrowCo have been invited to present at CannaCon in Denver from June 11th to the 13th before traveling to New York on June 15th to meet with investors prior to the conference at the Javits center.  On June 22nd, representatives will attend the JSI Canada Cannabis Conference in Toronto.

About GrowCo

GrowCo is a majority owned subsidiary of Two Rivers Water & Farming Company, (OTCQB: TURV).  GrowCo provides state-of-the-art computer-controlled greenhouses for licensed marijuana growers throughout the United States.  GrowCo also provides advisory, financing, development and operational services for its licensed marijuana greenhouse tenants.  GrowCo is not a licensed marijuana grower or retailer.  GrowCo does not “touch the plant” and only provides greenhouses and business development services for licensed marijuana tenants.  Progress on GrowCo greenhouse construction projects can be viewed at trgrowco.com.

About Two Rivers

Two Rivers Water & Farming Company, (OTCQB: TURV) is building a new water paradigm for the arid regions of the southwestern United States.  Two Rivers acquires water assets by acquiring irrigated farmland with senior water rights.  Two Rivers transforms the value of water rights and farmland by converting grain operations to fruit and vegetable operations, which generate higher revenues and better profit margins. Two Rivers also looks for other economic uses that generate higher revenues and earning such as the GrowCo greenhouses and Metropolitan Districts, which serve communities in rural areas where Two Rivers’ farmland and water rights are located.  Progress on Two Rivers farming operations can be viewed at http://www.2riverswater.com/.

This news release contain "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  There can be no assurance GrowCo will be able to initiate and operate its grow facilities in accordance with its business plans or will be able to register its securities for public resale in the time frame currently targeted or at all.  These forward-looking statements are made as of the date of this news release, and neither Two Rivers nor GrowCo assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Two Rivers Water & Farming Company

GrowCo, Inc.
(303) 222-1000

mailto:info@2riverswater.com
mailto:info@trgrowco.com

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